UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

Gaylord Entertainment Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GAYLORD BOARD TO NOMINATE NEW INDEPENDENT DIRECTORS
NASHVILLE, TN — February 5, 2009 — Gaylord Entertainment Company (NYSE: GET) announced today that its board of directors intends to nominate several new independent director candidates to stand for election at the Company’s 2009 Annual Meeting of Shareholders. The board of directors will work with Gaylord’s shareholders to help identify the new independent director nominees.
Additional Information
Gaylord Entertainment Company (the “Company”) and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2009 Annual Meeting of Stockholders (the “Annual Meeting”). The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting (the “2009 Proxy Statement”). Information regarding the names of these directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in soliciting material filed by the Company with the SEC pursuant to Rule 14a-12 under the Securities Exchange Act of 1934 on February 5, 2009, which may be obtained free of charge at the SEC’s website at http://www.sec.gov and the Company’s website at http://www.gaylordentertainment.com. Additional information regarding the interests of such potential participants will be included in the 2009 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.
Promptly after filing its definitive 2009 Proxy Statement for the Annual Meeting with the SEC, the Company will mail the definitive 2009 Proxy Statement and a proxy card to each stockholder entitled to vote at the Annual Meeting. WE URGE INVESTORS TO READ THE 2009 PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the 2009 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website at http://www.sec.gov, at the Company’s website at http://www.gaylordentertainment.com or by contacting Mark Fioravanti, Gaylord Entertainment Company, One Gaylord Drive, Nashville, TN 37214.

About Gaylord Entertainment
Gaylord Entertainment (NYSE: GET), a leading hospitality and entertainment company based in Nashville, Tenn., owns and operates Gaylord Hotels (www.gaylordhotels.com), its network of upscale, meetings-focused resorts and the Grand Ole Opry (www.opry.com), the weekly showcase of country music’s finest performers for 80 consecutive years. The company’s entertainment brands and properties include the Radisson Hotel Opryland, Ryman Auditorium, General Jackson Showboat, Springhouse Links, Wildhorse Saloon, and WSM-AM. For more information about the company, visit www.gaylordentertainment.com.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, Senior Vice President and Treasurer	Brian Abrahamson, Vice President of Corporate Communications
Gaylord Entertainment	Gaylord Entertainment
615-316-6588	(615) 316-6302
mfioravanti@gaylordentertainment.com	babrahamson@gaylordentertainment.com

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